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                                                                    Exhibit 23.4

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the Registration Statement of Independent Bankshares, Inc., on Form S-1 (SEC File No. 333-16419) (Amendment No. 2) of our report dated September 20, 1996, on our audits of the consolidated financial statements of Crown Park Bancshares, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts".

/s/ Elaine McNair, Inc.
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Elaine McNair, Inc.

Lubbock, Texas
January 20, 1997